                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             COMERICA INCORPORATED
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                GLORIA G. FREUD
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                          [COMERICA INCORPORATED LOGO]

                             Comerica Incorporated

                                   Notice of
                         Annual Meeting of Shareholders
                                      and
                                Proxy Statement
                                      1995

                          [COMERICA INCORPORATED LOGO]

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                                                                  April 14, 1995

Dear Shareholder,

You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Comerica Incorporated. The meeting will be held at 9:30 a.m. on Friday, May 19, 1995 at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan. Registration will begin at 8:30 a.m.

The accompanying Notice of Annual Meeting, Proxy Statement and Proxy Card provide information on matters that will be considered and acted upon at the meeting. Comerica's Annual Report, which was mailed to you previously, summarizes major developments during 1994 and includes the 1994 financial statements.

Your continuing interest in Comerica is appreciated and I hope you will attend the annual meeting in person. I believe this meeting provides an excellent opportunity for shareholders to become better acquainted with Comerica and its directors and officers.

It is important that your shares be represented at the meeting even if you are not able to attend in person. Whether or not you plan to attend the meeting, please complete and mail the enclosed Proxy Card promptly. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, IT IS NOT NECESSARY TO SPECIFY YOUR CHOICES. YOU MAY MERELY SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                                          Sincerely,

                                          Eugene A. Miller

                                          Eugene A. Miller
                                          Chairman and Chief Executive Officer

                                [Comerica Logo]

                             COMERICA INCORPORATED
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1995

The Annual Meeting of Shareholders of Comerica Incorporated will be held at the Renaissance Conference Center, Level 2, Tower 300 of the Renaissance Center, Detroit, Michigan, on Friday, May 19, 1995 at 9:30 a.m., local time, for the following purposes:

     1. To elect four Class II Directors for three year terms expiring in 1998 or upon the election and qualification of their successors.

     2. To act upon a proposal to approve a stock option plan for non-employee directors.

     3. To transact any other business that may properly come before the annual meeting or any adjournments of the meeting.

Shareholders of record at the close of business on March 22, 1995 will receive notice of the annual meeting and will be entitled to vote at the meeting.

A list of shareholders who will be entitled to vote at the annual meeting will be available for inspection by shareholders at the meeting and for ten days prior to the meeting during regular business hours at the offices of the Corporate Legal Department, on the 33rd Floor of Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan.

You are cordially invited to attend the annual meeting. Whether or not you plan to attend the meeting and whether you own a few or many shares of stock, the Board of Directors urges you to sign, date and return the enclosed Proxy Card promptly in the accompanying envelope. This will assist us in preparing for the meeting and obtaining the greatest possible representation of shareholders.

                                     By Order of the Board of Directors,

                                     Judith C. Lalka Dart

                                     Judith C. Lalka Dart
                                     Executive Vice President,
                                     General Counsel and Secretary

April 14, 1995

                                [COMERICA LOGO]

                             COMERICA INCORPORATED
                        COMERICA TOWER AT DETROIT CENTER
                              500 WOODWARD AVENUE
                            DETROIT, MICHIGAN 48226

                              1995 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Comerica Incorporated (the "Corporation"). The proxies will be used at the 1995 Annual Meeting of Shareholders of the Corporation and at any adjournments of the meeting. The meeting will be held at 9:30 a.m. on Friday, May 19, 1995 at the location and for the purposes listed in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the Notice of Annual Meeting of Shareholders and a Proxy Card will be mailed to shareholders beginning April 14, 1995. The Corporation's Annual Report for the year ended December 31, 1994 was mailed previously to shareholders.

The common stock of the Corporation is the only security of the Corporation with voting rights. Only shareholders of record of the common stock outstanding at the close of business on March 22, 1995 (the "record date") will be entitled to vote at the annual meeting. At the close of business on March 22, 1995, there were 119,294,417 shares of common stock outstanding. Each shareholder of record will be entitled to one vote for each share held on each matter presented for a vote at the meeting. Votes may be cast either in person or by proxy. A shareholder may revoke a proxy at any time before the proxy is exercised by giving written notice of revocation to the Secretary of the Corporation prior to the annual meeting or by voting in person at the meeting.

A quorum must exist to conduct business at the annual meeting. A quorum exists if a majority of the shares of common stock of the Corporation outstanding as of the record date and entitled to vote at the meeting are represented in person or by proxy at the meeting. If a quorum exists, the favorable vote of a majority of the shares represented and entitled to vote at the meeting is required to elect a director or approve other matters submitted for a vote at the meeting. Shares represented by properly executed proxies will be voted in the manner specified in the proxies. If no instructions are specified, shares represented by proxies will be voted to approve the election of the nominees for Class II Directors and the stock option plan for non-employee directors presented in this Proxy Statement. If any other matter is properly submitted for a vote at the meeting and no instructions are specified in a proxy, the shares represented by the proxy will be voted in accordance with the judgment of the person or persons voting the shares. Proxies containing abstentions or broker nonvotes with respect to the election of directors or the proposal to approve the stock option plan will have the same effect as a vote against the matter.

The cost of soliciting proxies will be borne by the Corporation. Proxies will be solicited primarily by mail. Proxies also may be solicited personally and by telephone, facsimile and other means. The Corporation will use the services of Georgeson & Company, Inc., a proxy solicitation firm, at a cost of $7,500 plus out-of-pocket expenses and fees for any special services. Proxies also may be solicited by officers and regular employees of the Corporation and its subsidiaries. No additional compensation will be paid to officers and employees for soliciting proxies, nor will their efforts result in more than a minimal cost to the Corporation. The Corporation also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation material to beneficial owners of the Corporation's common stock.

                             ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with each class of directors elected to a three year term of office on a rotating basis. At each annual meeting of shareholders, a class of directors is elected to succeed the class of directors whose term of office expires at that meeting.

The term of office of four Class II Directors expires at the 1995 Annual Meeting of Shareholders. The Board of Directors has nominated four individuals recommended by the Directors Committee for election as Class II Directors of the Corporation at the 1995 Annual Meeting of Shareholders. The nominees are James
F. Cordes, Patricia Shontz Longe, Ph.D., Gerald V. MacDonald and Eugene A. Miller. All the nominees have consented to their nominations and have agreed to serve as directors of the Corporation if elected. The Board of Directors is not aware of any other individual who will be nominated for election as a director at the meeting.

The shares represented by valid proxies will be voted at the annual meeting in the manner specified in the proxies. If no instructions are specified, the shares will be voted to approve the election of the four nominees named above. Although it is not anticipated, if any of these nominees are unable to serve, the shares may be voted to approve the election of any substitute nominees recommended by the Directors Committee. If no substitute nominees are recommended, the number of directors to be elected at the annual meeting may be reduced by the number of nominees who are unable to serve.

The individuals who are elected as Class II Directors at the 1995 Annual Meeting of Shareholders will hold office for three years. Their terms will expire at the 1998 Annual Meeting of Shareholders or upon the election and qualification of their successors.

               INFORMATION ABOUT NOMINEES AND INCUMBENT DIRECTORS

The following information is provided for each nominee for election as a Class II Director at the annual meeting and for each of the Class I and Class III Directors whose term of office will continue after the meeting.

                  DIRECTOR NOMINEES -- TERMS EXPIRING IN 1995

                              (CLASS II DIRECTORS)

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS           DIRECTOR
        NOMINEE NAME          AGE            AND OTHER DIRECTORSHIPS (1)           SINCE (2)
- - ---------------------------------------------------------------------------------------------
James F. Cordes.............   54   Executive Vice President, The Coastal          1984
                                    Corporation (diversified energy company);
                                    President, American Natural Resources Company
                                    (diversified energy company); Chairman and
                                    Director, ANR Pipeline Company; Director, The
                                    Coastal Corporation, American Natural
                                    Resources Company, Colorado Interstate Gas
                                    Company and Great Lakes Gas Transmission
                                    Company.
Patricia Shontz Longe,
  Ph.D......................   61   Economist; Senior Partner, The Longe Company   1973
                                    (investment, management and economic
                                    consulting company); Director, Jacobson
                                    Stores, Inc., The Detroit Edison Company,
                                    Warner-Lambert Company and The Kroger
                                    Company.
Gerald V. MacDonald.........   56   Retired; Chairman and Chief Executive Officer  1984
                                    (June 1992-June 1993), Comerica Incorporated;
                                    Chairman and Chief Executive Officer
                                    (1990-June 1992), President and Chief
                                    Executive Officer (1990), Manufacturers
                                    National Corporation; Chairman and Chief
                                    Executive Officer (1989-June 1992),
                                    Manufacturers Bank, N.A.

                                          PRINCIPAL OCCUPATION AND BUSINESS
                                           EXPERIENCE DURING PAST 5 YEARS           DIRECTOR
        NOMINEE NAME          AGE            AND OTHER DIRECTORSHIPS (1)           SINCE (2)
- - ---------------------------------------------------------------------------------------------
Eugene A. Miller............   57   Chairman and Chief Executive Officer (since    1979
                                    June 1993), President and Chief Operating
                                    Officer (June 1992-June 1993), Chairman,
                                    President and Chief Executive Officer (Jan
                                    1990 to June 1992), President and Chief
                                    Executive Officer (Jan 1989-Jan 1990),
                                    Comerica Incorporated; Chairman and Chief
                                    Executive Officer (since June 1992),
                                    Chairman, President and Chief Executive
                                    Officer (Dec 1991-June 1992), Chairman and
                                    Chief Executive Officer (Jan 1990-Dec 1991),
                                    President and Chief Executive Officer (Jan
                                    1989-Jan 1990), Comerica Bank; Director, The
                                    Detroit Edison Company.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1996

                             (CLASS III DIRECTORS)

                                        PRINCIPAL OCCUPATION AND BUSINESS
                                         EXPERIENCE DURING PAST 5 YEARS         DIRECTOR
        NOMINEE NAME          AGE          AND OTHER DIRECTORSHIPS (1)          SINCE (2)
- - -----------------------------------------------------------------------------------------
J. Philip DiNapoli..........   55   Manager, Real Estate Division of DiNapoli     1991
                                    family holdings; Chairman, Citation
                                    Insurance Group and Comerica California
                                    Incorporated; Secretary, Sun Garden
                                    Packing Co. (food processing company);
                                    Director, Sun Garden Packing Co., SJW
                                    Corp. and Mayfair Packing Co.
Wayne B. Lyon...............   62   President and Chief Operating Officer,        1986
                                    Masco Corporation (manufacturer of
                                    diversified household and consumer
                                    products); Director, Masco Corporation,
                                    Payless Cashways, Inc. and Emco Limited;
                                    Director (until Jan 1995), Formica
                                    Corporation and FM Holdings Inc.

                                        PRINCIPAL OCCUPATION AND BUSINESS
                                         EXPERIENCE DURING PAST 5 YEARS         DIRECTOR
        NOMINEE NAME          AGE          AND OTHER DIRECTORSHIPS (1)          SINCE (2)
- - -----------------------------------------------------------------------------------------
Michael T. Monahan..........   56   President (since June 1993), Comerica         1993
                                    Incorporated; President (since June            and
                                    1993), President and Chief Operating        1985-1992
                                    Officer (June 1992-June 1993), Comerica
                                    Bank; President (1990-June 1992), Vice
                                    Chairman (1989-1990), Manufacturers
                                    National Corporation; President and Chief
                                    Operating Officer (1989-June 1992),
                                    Manufacturers Bank, N.A.; Director,
                                    Jacobson Stores, Inc.
Alfred A. Piergallini.......   48   President and Chief Executive Officer,        1991
                                    Gerber Products Company (producer and
                                    marketer of baby food, baby care and
                                    infant apparel); Director, Gerber
                                    Products Company and Gerber Life
                                    Insurance Company.
Alan E. Schwartz............   69   Partner, Honigman Miller Schwartz & Cohn      1976
                                    (law firm); Director, Unisys Corporation,
                                    Core Industries Inc., The Detroit Edison
                                    Company, Handleman Company, Howell
                                    Industries, Inc. and Pulte Corporation.

                 INCUMBENT DIRECTORS -- TERMS EXPIRING IN 1997

                              (CLASS I DIRECTORS)

                                        PRINCIPAL OCCUPATION AND BUSINESS
                                         EXPERIENCE DURING PAST 5 YEARS         DIRECTOR
        NOMINEE NAME          AGE          AND OTHER DIRECTORSHIPS (1)          SINCE (2)
- - -----------------------------------------------------------------------------------------
E. Paul Casey...............   65   Managing General Partner, Metapoint           1973
                                    Partners (investment partnership);
                                    Director, Wyman-Gordon Company.
Max M. Fisher...............   86   Investor; Director, Sotheby's Holdings,       1973
                                    Inc; Director Emeritus, Owens-Illinois,
                                    Inc.

                                        PRINCIPAL OCCUPATION AND BUSINESS
                                         EXPERIENCE DURING PAST 5 YEARS         DIRECTOR
        NOMINEE NAME          AGE          AND OTHER DIRECTORSHIPS (1)          SINCE (2)
- - -----------------------------------------------------------------------------------------
John D. Lewis...............   46   Vice Chairman (since Jan 1994 and Jan         1994
                                    1990-June 1992), Executive Vice               and
                                    President (June 1992-Jan 1994), Comerica    1989-1992
                                    Incorporated; Vice Chairman (since Mar
                                    1995 and Jan 1990-June 1992), Comerica
                                    Bank.
Howard F. Sims..............   61   Chairman, Sims-Varner and Associates,         1981
                                    Inc., (architectural, engineering and
                                    planning firm); Director, MCN
                                    Corporation.

- - -------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation which merged with the Corporation on June 18, 1992. Comerica Bank and Comerica California Incorporated are wholly-owned subsidiaries of the Corporation. Manufacturers Bank, N.A. was a wholly-owned subsidiary of Manufacturers National Corporation.

(2) This column represents the year each nominee or incumbent director became a director of the Corporation or of Manufacturers National Corporation.

                      COMMITTEES AND MEETINGS OF DIRECTORS

The Board of Directors has several committees on which members of the board serve including an Executive Committee, an Audit and Legal Committee, a Directors Committee, a Compensation Committee and a Risk Asset Quality Review Committee. Eugene A. Miller, Chairman and Chief Executive Officer, and Michael
T. Monahan, President, are members of all the committees of the board except the Audit and Legal Committee and the Compensation Committee. All committees make regular reports to the board, keep the board informed on matters that come before them and advise the board on any developments that the committees believe should have board consideration.

EXECUTIVE COMMITTEE. The members of the Executive Committee are Eugene A. Miller (Chairman), John D. Lewis, Michael T. Monahan plus a minimum of any four directors who are not employees of the Corporation or any of its subsidiaries ("non-employee directors"). The committee is responsible for exercising the authority, powers and duties of the Board of Directors in managing the business and affairs of the Corporation between meetings of the board. The Executive Committee did not meet during 1994.

AUDIT AND LEGAL COMMITTEE. The members of the Audit and Legal Committee are Patricia Shontz Longe, Ph.D. (Chairwoman), E. Paul Casey, James F. Cordes, J. Philip DiNapoli, Alfred A. Piergallini and Howard F. Sims. All the committee members are non-employee directors who are independent of management. The committee includes members with banking or related financial management expertise and does not include directors who are considered large customers of the Corporation or any affiliate. The responsibilities of the committee include the following: (1) recommend to the board the appointment of the independent accounting firm to conduct the annual audit of the Corporation;
(2) review with the auditors the scope of the annual independent audit and any reports issued in connection with the audit; (3) review the non-audit services performed by the independent auditors to ensure that performance of those services does not impair the independence of the auditors; (4) approve the appointment or dismissal of the general auditor and periodically review the position of the internal audit department within the Corporation; (5) review at least annually with management the role and scope of the work performed by the internal auditors, approve the annual audit plan and periodically review the plan status and findings; (6) review the annual financial statements and the financial reporting process; (7) review the periodic examinations made by regulatory authorities and any replies required in connection with the examinations; (8) review annually with management and the independent accounting firm the committee's assessment of the adequacy of internal controls and the institution's compliance with designated laws and regulations, as required by the Federal Deposit Insurance Corporation Improvement Act; (9) review with management the programs and procedures to assure compliance with laws, regulations and corporate policy; (10) review summary reports provided by the Consumer Compliance Officer and the Investment Services Compliance Officer to assure that corrective measures are implemented where appropriate; (11) periodically review the status of any pending litigation which could be costly to the Corporation or seriously affect its reputation; (12) review with management the programs and procedures to avoid conflicts of interest as well as those covering other aspects of business ethics including executive perquisites;
(13) annually review and recommend to the board for approval the Corporation's disaster protection program; (14) annually review and recommend to the board for approval the adequacy of insurance coverage; (15) at least annually, meet privately with the internal auditor and external auditor; and (16) institute investigations of suspected improprieties and retain special counsel or other expert assistance at the committee's discretion. The Audit and Legal Committee met five times during 1994.

DIRECTORS COMMITTEE. The members of the Directors Committee are E. Paul Casey (Chairman), J. Philip DiNapoli, Patricia Shontz Longe, Ph.D., Eugene A. Miller, Michael T. Monahan and Howard F. Sims. The responsibilities of the committee include the following: (1) determine a desirable balance of expertise among board members; (2) identify qualified candidates to fill board positions and provide aid in attracting qualified candidates to the board; (3) recommend to the board qualified nominees to fill vacancies on the board; (4) recommend to the board the slate of director nominees for inclusion in the proxy statement and election by the shareholders at the annual meeting; (5) consider director nominees proposed by shareholders; (6) review and recommend to the board the performance criteria for members of the board, the size of the board, the committee structure and assignments, and the conduct and frequency of board meetings;

(7) evaluate the performance of the members of the board for compliance with established criteria and assess the board's contribution as a whole; (8) review recommended compensation arrangements for members of the board; (9) monitor the board's retirement policy for directors; and (10) recommend guidelines on significant governance principles for parent and subsidiary boards. Nominations for the election of directors may be made by shareholders at least 30 days prior to any meeting of shareholders at which directors are elected. Nominations must be made by written notice to the Secretary of the Corporation setting forth: (i) the name, age, business address and residence of each nominee proposed, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each nominee and (iv) any other information concerning each nominee required under the rules of the Securities and Exchange Commission. The Directors Committee met six times during 1994.

COMPENSATION COMMITTEE. The members of the Compensation Committee are Alan E. Schwartz (Chairman), Max M. Fisher, Wayne B. Lyon and Alfred A. Piergallini. All the committee members are non-employee directors. The responsibilities of the committee include the following: (1) ensure that the Corporation's executive compensation program will attract, retain and motivate key officers of the organization; (2) review all aspects of the executive compensation program on an annual basis including executive base salaries, annual and long-term incentives, deferred compensation programs, stock award programs, benefits, executive perquisites and employment, severance and management agreements; (3) annually recommend for board approval the total compensation for the Chief Executive Officer; (4) review and approve management's total compensation recommendations for corporate officers; (5) administer the Corporation's Long-Term Incentive Plan and the Deferred Compensation Plan; (6) approve the executive compensation statement and related tables for the proxy statement; (7) monitor compliance with laws applicable to the documentation and administration of the Corporation's employee benefit plans, including compliance with the requirements of the Employee Retirement Income Security Act. The committee is authorized to hire and seek the advice of outside consultants at its discretion. The Compensation Committee met six times during 1994.

RISK ASSET QUALITY REVIEW COMMITTEE. The members of the Risk Asset Quality Review Committee are James F. Cordes (Chairman), Max M. Fisher, Wayne B. Lyon, Gerald V. MacDonald, Eugene A. Miller, Michael T. Monahan and Alan E. Schwartz. The responsibilities of the committee include the following: (1) review the Corporation's credit quality statistics and compare them with internal management targets and industry data; (2) review and recommend credit policies as appropriate and promote the use of sound operating procedures for credit administration throughout the various affiliates of the Corporation; (3) review the methodology for the Allowance for Loan and Lease Loss Reserves for the Corporation and compare the analysis to actual reserve levels; and (4) review the reports submitted by the Corporation's loan review system to monitor compliance with policy and overall performance. The Risk Asset Quality Review Committee met three times during 1994.

BOARD AND COMMITTEE MEETINGS. There were six regular meetings and one special meeting of the Board of Directors during 1994. All incumbent directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and by all the committees of the board on which the respective directors served.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1994, the members of the Compensation Committee were Alan E. Schwartz (Chairman), Max M. Fisher, Wayne B. Lyon and Alfred A. Piergallini. No member of the committee was a former officer or a current officer or employee of the Corporation or any of its subsidiaries. There were no compensation committee interlocks between the Corporation and any other entity during the fiscal year.

Alan E. Schwartz, a director of the Corporation and a member of the Compensation Committee, is a partner in the law firm of Honigman Miller Schwartz & Cohn. The Corporation used the services of this firm during prior years but ceased to retain the firm's services except for the completion of certain matters. Work performed for the Corporation in 1994 accounted for less than one percent (1%) of Honigman Miller Schwartz & Cohn's 1994 revenues.

                           COMPENSATION OF DIRECTORS

Directors who are employees of the Corporation do not receive additional compensation for their service on the Board of Directors and its committees. During 1994, non-employee directors received an annual retainer of $20,000 and $1,000 for attending each meeting of the Board of Directors. Non-employee directors who served on a committee of the board also received $1,000 for attending each committee meeting. The chairman of each committee received an additional annual retainer of $4,000. Directors also were reimbursed for all expenses incurred for the purpose of attending board and committee meetings.

The Corporation provides a $150,000 business travel, accidental death and dismemberment insurance benefit for each non-employee director and also maintains directors' and officers' liability insurance policies with a primary limit of $20 million and an excess limit of $20 million. The primary limit policy is insured through the Financial Institution Risk Retention Group and the excess limit policy is insured through the Federal Insurance Company (a member of the Chubb Group).

The Corporation also has proposed a stock option plan for non-employee directors. This plan is subject to the approval of shareholders and is described below under the heading "Proposal For Approval of a Stock Option Plan For Non-Employee Directors."

                         RETIREMENT PLAN FOR DIRECTORS

The Corporation maintains a retirement plan for non-employee directors who have served at least five years on the Board of Directors. The plan provides for the accrual of one month of retirement income credit for each month of service up to a maximum of one hundred twenty months. An eligible director is entitled to receive a monthly retirement benefit equal to one-twelfth of the annual retainer fee in effect for directors on the date of the director's retirement. Benefits are payable for the number of months the director has accrued retirement income credit, but do not extend beyond the director's death. Benefits become payable when the director reaches age 65 or retires from the board, whichever occurs later. Payments may commence prior to the director's 65th birthday if he or she retires from the board due to illness or disability. For the purpose of determining retirement income, credit is granted for service on the Board of Directors of the Corporation and Manufacturers National Corporation.

                   IDENTIFICATION OF CERTAIN SECURITY HOLDERS

As of March 22, 1995, the Corporation did not know of any person who individually, or together with associates, beneficially owned more than 5% of the Corporation's common stock.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of the Corporation's common stock by incumbent directors, nominees and the executive officers named in the Summary Compensation Table (the "named executive officers") and by all incumbent directors, nominees and executive officers as a group. The number of shares beneficially owned by each individual includes shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the record date through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse) with respect to the shares listed in the table.

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL      PERCENT
                    NAME OF BENEFICIAL OWNER                         OWNERSHIP        OF CLASS
- - ----------------------------------------------------------------------------------------------
E. Paul Casey...................................................         16,574            *
Richard A. Collister............................................         20,065(1)         *
James F. Cordes.................................................         25,593(2)         *
J. Philip DiNapoli..............................................        229,352(3)         *
Max M. Fisher...................................................      1,739,004(4)       1.5%
John D. Lewis...................................................        100,201(5)         *
Patricia Shontz Longe, Ph.D. ...................................          4,860            *
Wayne B. Lyon...................................................         16,960            *
Gerald V. MacDonald.............................................         63,751            *
Paul H. Martzowka...............................................        135,744(6)         *
Eugene A. Miller................................................        358,730(7)         *
Michael T. Monahan..............................................        175,293(8)         *
Alfred A. Piergallini...........................................         10,000            *
Alan E. Schwartz................................................         19,920(9)         *
Howard F. Sims..................................................          6,034            *
Directors, nominees and executive officers as a group (29
  people).......................................................      3,370,563(10)      2.8%

- - -------------------------

 *  Represents holdings of less than one percent.

(1) Includes options to purchase 11,312 shares of common stock of the Corporation which options were granted to Mr. Collister under the Corporation's Long-Term Incentive Plan, 200 shares owned by his spouse and 100 shares held for the benefit of his son.

(2) Includes 770 shares held by a general partnership. Mr. Cordes disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the partnership.

(3) Includes 81,786 shares as to which Mr. DiNapoli disclaims beneficial ownership.

(4) Includes 441,288 shares owned by a corporation and 8,164 shares owned by Mr. Fisher as a trustee. Mr. Fisher shares voting and investment powers over these shares and disclaims beneficial ownership of them. The shares shown for Mr. Fisher do not include 98,162 shares owned by members of his family and shares held in trust for their benefit. These shares are not beneficially owned by Mr. Fisher under the rules of the Securities and Exchange Commission. Mr. Fisher's ownership combined with the ownership of these family members totals 1,837,166 shares.

(5) Includes options to purchase 66,143 shares of common stock of the Corporation which options were granted to Mr. Lewis under the Corporation's Long-Term Incentive Plan.

 (6) Includes options to purchase 88,205 shares of common stock of the Corporation which options were granted to Mr. Martzowka under the Corporation's Long-Term Incentive Plan and under option plans of Manufacturers National Corporation. The shares shown for Mr. Martzowka also include 6,500 shares owned by his daughter as to which shares Mr. Martzowka disclaims beneficial ownership.

 (7) Includes options to purchase 224,037 shares of common stock of the Corporation which options were granted to Mr. Miller under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Miller also include 10,000 shares owned by Mr. Miller's spouse as trustee, 476 shares owned jointly by Mr. Miller and his son and 300 shares held by Mr. Miller's spouse as custodian for his daughter. Mr. Miller disclaims beneficial ownership of the shares owned by his spouse as trustee, the shares he owns jointly with his son and the shares held in custodianship for his daughter.

 (8) Includes options to purchase 27,237 shares of common stock of the Corporation which options were granted to Mr. Monahan under the Corporation's Long-Term Incentive Plan. The shares shown for Mr. Monahan also include 10,430 shares owned by his spouse as trustee as to which shares Mr. Monahan disclaims beneficial ownership.

 (9) Includes 8,118 shares owned by Mr. Schwartz's spouse as to which shares Mr. Schwartz disclaims beneficial ownership.

(10) As of March 22, 1995, incumbent directors, nominees and executive officers as a group beneficially owned options to purchase 658,025 shares of the Corporation's common stock which options were granted under the Corporation's Long-Term Incentive Plan and under option plans of Manufacturers National Corporation. Pursuant to the terms of the merger agreement with Manufacturers National Corporation, the Corporation agreed to issue its stock in satisfaction of options issued under the option plans of Manufacturers National Corporation.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Corporation's directors, executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the Securities and Exchange Commission ("Commission") and the New York Stock Exchange not later than specified deadlines. The Corporation is required to disclose in this proxy statement any failure to meet these deadlines. Two reports of three transactions involving shares acquired by James
F. Cordes under the Corporation's Dividend Reinvestment Plan and shares acquired for his individual retirement account were filed late. In making this disclosure the Corporation relied solely on the written representations of the directors and executive officers and copies of the reports filed with the Commission.

     TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS WITH THE CORPORATION

The incumbent directors, director nominees and executive officers of the Corporation, their related entities and members of their immediate family were customers of and had transactions (including loans and loan commitments) with banking affiliates of the Corporation during 1994. All loans and commitments were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with the Corporation or its subsidiaries, and did not involve more than the normal risk of collection or present other unfavorable features. All loan transactions presently in effect with any incumbent director, nominee, executive officer or related entity are current as of this date.

                               EXECUTIVE OFFICERS

The following information is provided for those officers designated as executive officers by the Corporation's Board of Directors and includes the Chairman, President, Chief Financial Officer, Controller and Secretary of the Corporation, officers of the Corporation who are in charge of principal business units, divisions or functions, and officers of the Corporation or its subsidiaries who perform significant policy making functions for the Corporation.

                                                                                      EXECUTIVE
                                                                                       OFFICER
           NAME            AGE            FIVE-YEAR BUSINESS EXPERIENCE (1)             SINCE
- - -----------------------------------------------------------------------------------------------
Joseph J. Buttigieg, III... 49    Executive Vice President (since June 1992),           1992
                                  Comerica Bank; Executive Vice President (until
                                  June 1992), Manufacturers Bank, N.A.
Richard A. Collister....... 50    Executive Vice President (since Nov 1992),            1992
                                  Comerica Incorporated; Executive Vice President
                                  (since May 1993), Comerica Bank; First Vice
                                  President (until Nov 1992), Merrill Lynch & Co.
Judith C. Lalka Dart....... 47    Executive Vice President, General Counsel and         1992
                                  Corporate Secretary (since Nov 1992), Senior Vice
                                  President, General Counsel and Corporate
                                  Secretary (until Nov 1992), Comerica
                                  Incorporated; Executive Vice President, General
                                  Counsel, Corporate Secretary and Cashier (since
                                  Dec 1992), Senior Vice President, General
                                  Counsel, Corporate Secretary and Cashier (until
                                  Dec 1992), Comerica Bank.

                                                                                      EXECUTIVE
                                                                                       OFFICER
           NAME            AGE            FIVE-YEAR BUSINESS EXPERIENCE (1)             SINCE
- - -----------------------------------------------------------------------------------------------
George C. Eshelman......... 42    Executive Vice President (since Jan 1994),            1994
                                  Comerica Incorporated; Executive Vice President
                                  (since Jan 1994), Senior Vice President (until
                                  Jan 1994), Comerica Bank.
Douglas W. Fiedler......... 48    President and Chief Executive Officer (since May      1993
                                  1993), Comerica Bank & Trust, F.S.B.; First Vice
                                  President (until May 1993), Comerica Bank.
J. Michael Fulton.......... 46    President and Chief Executive Officer (since July     1993
                                  1993), Executive Vice President (July 1990-July
                                  1993), Comerica Bank-California; Senior Vice
                                  President (until July 1990), Comerica
                                  Incorporated.
Charles L. Gummer.......... 48    President and Chief Executive Officer (since June     1992
                                  1990), Executive Vice President (until 1990),
                                  Comerica Bank-Texas.
John R. Haggerty........... 51    President and Chief Executive Officer (since June     1994
                                  1994), Comerica Mortgage Corporation; Executive
                                  Vice President and Director, Banc One Mortgage
                                  Corporation (until June 1994).
Robert A. Herdoiza......... 62    Executive Vice President (since June 1992),           1992
                                  Comerica Bank; Executive Vice President (until
                                  June 1992), Manufacturers Bank, N.A.
Arthur W. Hermann.......... 50    Senior Vice President and Controller (since           1992
                                  1987), Comerica Incorporated; Senior Vice
                                  President and Controller (since 1987), Comerica
                                  Bank.
Thomas R. Johnson.......... 51    Executive Vice President (since May 1993),            1992
                                  Comerica Incorporated; Executive Vice President
                                  (June 1992-May 1993), Comerica Bank; Senior Vice
                                  President (until June 1992), Comerica
                                  Incorporated and Comerica Bank.
John D. Lewis.............. 46    Vice Chairman (since Jan 1994 and Jan 1990-June       1988
                                  1992), Executive Vice President (June 1992-Jan
                                  1994), Comerica Incorporated; Vice Chairman
                                  (since Mar 1995 and Jan 1990-June 1992), Comerica
                                  Bank.

                                                                                      EXECUTIVE
                                                                                       OFFICER
           NAME            AGE            FIVE-YEAR BUSINESS EXPERIENCE (1)             SINCE
- - -----------------------------------------------------------------------------------------------
Paul H. Martzowka.......... 55    Executive Vice President and Chief Financial          1992
                                  Officer (since June 1992), Comerica Incorporated
                                  and Comerica Bank; Executive Vice President and
                                  Chief Financial Officer (until June 1992),
                                  Executive Vice President, Chief Financial Officer
                                  and Treasurer (until 1990), Manufacturers
                                  National Corporation; Executive Vice President
                                  and Chief Financial Officer (until June 1992),
                                  Manufacturers Bank, N.A.
Eugene A. Miller........... 57    Chairman and Chief Executive Officer (since June      1978
                                  1993), President and Chief Operating Officer
                                  (June 1992-June 1993), Chairman, President and
                                  Chief Executive Officer (Jan 1990-June 1992),
                                  President and Chief Executive Officer (until Jan
                                  1990), Comerica Incorporated; Chairman and Chief
                                  Executive Officer (since June 1992), Chairman,
                                  President and Chief Executive Officer (Dec 1991-
                                  June 1992), Chairman and Chief Executive Officer
                                  (Jan 1990-Dec 1991), President and Chief
                                  Executive Officer (until Jan 1990), Comerica
                                  Bank.
Michael T. Monahan......... 56    President (since June 1993), Comerica                 1992
                                  Incorporated; President (since June 1993),
                                  President and Chief Operating Officer (June 1992-
                                  June 1993), Comerica Bank; President (until June
                                  1992), Vice Chairman (until 1990), Manufacturers
                                  National Corporation; President and Chief
                                  Operating Officer (until June 1992), Manu-
                                  facturers Bank, N.A.
David B. Stephens.......... 49    Executive Vice President (since Jan 1994), Senior     1994
                                  Vice President (Nov 1991-Jan 1994), Comerica
                                  Bank; Senior Vice President (until Nov 1991),
                                  Shawmut National Corporation.

                                                                                      EXECUTIVE
                                                                                       OFFICER
           NAME            AGE            FIVE-YEAR BUSINESS EXPERIENCE (1)             SINCE
- - -----------------------------------------------------------------------------------------------
James R. Tietjen........... 35    Senior Vice President and General Auditor (since      1995
                                  Jan 1995), First Vice President and Interim
                                  General Auditor (June 1994-Dec 1994), First Vice
                                  President and Interstate Audit Manager (Jan 1994-
                                  May 1994), Vice President and Regional Audit
                                  Manager (June 1992-Dec 1993), Assistant Vice
                                  President and Audit Manager (Oct 1990-May 1992),
                                  Audit Officer (Dec 1989-Oct 1990), Comerica
                                  Incorporated.
Paul D. Tobias............. 44    Executive Vice President (since Jan 1994), Senior     1992
                                  Vice President (Oct 1990-Jan 1994), Comerica
                                  Incorporated; First Vice President (until Oct
                                  1990), McDonald & Company Securities.
David C. White............. 46    President and Chief Executive Officer (since          1992
                                  April 1992), Comerica Bank-Illinois; President
                                  and Chief Operating Officer (1990-April 1992),
                                  Affiliated Bank; Senior Vice President (until
                                  1990), Manufacturers Bank, N.A.

- - -------------------------
(1) This column includes principal occupations and employment with subsidiaries and other affiliates of the Corporation and of Manufacturers National Corporation. Comerica Bank, Comerica Bank-Illinois and Comerica Bank & Trust, F.S.B. are wholly-owned subsidiaries of the Corporation. Comerica Bank-California, Comerica Bank-Texas and Comerica Mortgage Corporation are affiliates of the Corporation. Manufacturers Bank, N.A. and Affiliated Bank were wholly-owned subsidiaries of Manufacturers National Corporation.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table summarizes the compensation of the executive officers of the Corporation who received the highest compensation during the fiscal year ended December 31, 1994 and includes their compensation for the fiscal years ended December 31, 1993 and December 31, 1992.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                               -----------------------------------
                                                                                        AWARDS
                                            ANNUAL COMPENSATION                -------------------------
                                 -----------------------------------------     RESTRICTED     SECURITIES   PAYOUTS
                                                                 OTHER           STOCK        UNDERLYING   -------    ALL OTHER
                                                                 ANNUAL         AWARD(S)       OPTIONS      LTIP     COMPENSATION
      NAME AND PRINCIPAL         FISCAL   SALARY     BONUS    COMPENSATION       (2)(3)          (5)       PAYOUTS      (6)(7)
           POSITION               YEAR       $         $           $               $             (#)          $           $
- - ----------------------------------------------------------------------------------------------------------------------------------
Eugene A. Miller...............   1994    600,000   640,000      15,892                0        38,900        0          28,805
Chairman of the Board and         1993    600,000   261,100      12,655                0        27,800        0          61,480
Chief Executive Officer,          1992    622,900   450,600       8,534                0        30,000        0             600
Comerica Incorporated and
Comerica Bank

Michael T. Monahan.............   1994    485,000   470,000      13,784                0        26,950        0          14,155
President, Comerica               1993    485,000   184,700       8,395          453,750        20,000        0          10,318
Incorporated and Comerica Bank    1992    470,000   318,600         N/A                0        21,000        0         144,300(8)

John D. Lewis..................   1994    370,000   360,000      11,094                0        20,550        0          13,066
Vice Chairman, Comerica           1993    333,000   126,800       9,953          302,500        13,000        0          31,287
Incorporated and Comerica Bank    1992    345,700   203,200       5,883                0        13,400        0             600

Paul H. Martzowka..............   1994    305,000   243,700       9,243                0        11,300        0           9,215
Executive Vice President          1993    305,000    99,500       7,480                0        10,000        0           5,957
and Chief Financial Officer,      1992    295,000   171,700         N/A                0        12,200        0             600
Comerica Incorporated and
Comerica Bank

Richard A. Collister...........   1994    250,000   200,000       13,176               0         9,250        0           5,575
Executive Vice President          1993    250,000    81,600        7,695               0         8,000        0           5,023
and Human Resources Director,     1992     32,692   150,000(1)        0          186,375(4)     10,000        0               0
Comerica Incorporated and
Comerica Bank

- - -------------------------
LTIP = long-term incentive plan

(1) The amount for Richard A. Collister for 1992 represents a signing bonus received upon his acceptance of employment with the Corporation.

(2) Restricted stock holdings for the named executive officers as of December 31, 1994 were: Michael T. Monahan, 15,000 shares with a market value of $365,625; John D. Lewis, 10,000 shares with a market value of $243,750; and Richard A. Collister, 6,000 shares with a market value of $146,250. The market value is calculated as of December 30, 1994 using the closing price of the Corporation's common stock on that date of $24.375 per share. The market value does not give effect to the diminution in value due to the restrictions on this stock.

(3) Dividends are paid on restricted stock at the same rate and on the same terms that dividends are paid on common stock.

(4) On November 20, 1992, Richard A. Collister received 6,000 shares of restricted stock. The closing price of the Corporation's common stock on that date was $31.0625 per share.

(5) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(6) Amounts for 1994 for each of the named executive officers include an $800 matching contribution and a $2,205 performance match under the Corporation's 401(k) plan. Amounts for 1994 also include life insurance premiums paid by the Corporation for the benefit of the named executive officers: Eugene A. Miller, $25,800; Michael T. Monahan, $11,150; John D. Lewis, $10,061; Paul
    H. Martzowka, $6,210; and Richard A. Collister, $2,570.

(7) Amounts for 1993 include life insurance premiums paid by the Corporation for the benefit of each of the named executive officers. These amounts were reported previously as other annual compensation.

(8) Amounts for 1992 for Michael T. Monahan include $143,700 allocated to his account as a matching contribution for compensation deferred under the Manufacturers National Corporation Executive Incentive Plan. Mr. Monahan's participation in this plan was reported previously under the heading "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" without reference to specific allocations.

The following table provides information on stock option grants in 1994 to the named executive officers.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)


                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                              ASSUMED ANNUAL RATES OF STOCK
                                                                              PRICE APPRECIATION FOR OPTION
                                         INDIVIDUAL GRANTS                              TERM (3)
                          ------------------------------------------------   -------------------------------
                                         PERCENT
                          NUMBER OF     OF TOTAL
                          SECURITIES     OPTIONS
                          UNDERLYING   GRANTED TO    EXERCISE
                           OPTIONS      EMPLOYEES    OR BASE
                           GRANTED      IN FISCAL     PRICE     EXPIRATION
          NAME              (#)(2)        YEAR        ($/SH)       DATE      0% ($)     5% ($)     10% ($)
- - ------------------------------------------------------------------------------------------------------------
Eugene A. Miller.........   38,900         4.4%       $27.00    04/19/2004     $ 0     $660,528   $1,673,908
Michael T. Monahan.......   26,950         3.0%       $27.00    04/19/2004     $ 0     $457,615   $1,159,687
John D. Lewis............   20,550         2.3%       $27.00    04/19/2004     $ 0     $348,942   $  884,288
Paul H. Martzowka........   11,300         1.3%       $27.00    04/19/2004     $ 0     $191,876   $  486,251
Richard A. Collister.....    9,250         1.0%       $27.00    04/19/2004     $ 0     $157,066   $  398,037

- - -------------------------
(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) This column represents the number of options granted to each named executive officer in 1994. These options have a ten year term and become exercisable annually in 25% increments beginning on January 20, 1995. The exercise price is equal to the fair market value of the shares covered by each option on the date each option was granted.

(3) Amounts in these columns represent the potential realizable value of the options at the end of their term and have not been discounted to reflect present values. These amounts are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

The following table provides information concerning the exercise of stock options by the named executive officers during the last fiscal year and the value of unexercised options at December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES (1)

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                              OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END (2)
                                                              ---------------------------   ---------------------------
                              SHARES ACQUIRED      VALUE          (#)            (#)            ($)            ($)
            NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - -----------------------------------------------------------------------------------------------------------------------
Eugene A. Miller.............      10,000         184,150       226,856         74,750        2,291,539         0
Michael T. Monahan...........           0               0        15,500         52,450                0         0
John D. Lewis................           0               0        71,040         37,000          658,134         0
Paul H. Martzowka............           0               0        82,880         24,900          793,718         0
Richard A. Collister.........           0               0         7,000         20,250                0         0

- - -------------------------
(1) Stock appreciation rights have never been granted under the Corporation's Long-Term Incentive Plan.

(2) Value is calculated as of December 30, 1994 using the closing price of the Corporation's common stock on that date of $24.375.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

No awards were made to the named executive officers during the last fiscal year under any long-term incentive plan, as defined by the Commission.

                     DEFINED BENEFIT PENSION PLAN BENEFITS

The Corporation maintains the Comerica Incorporated Retirement Plan (1994 Amendment and Restatement), a defined benefit pension plan (the "Pension Plan"). The Pension Plan is a consolidation of the former Manufacturers National Corporation Pension Plan (the "Manufacturers Plan") and the Comerica Incorporated Retirement Plan (the "Comerica Plan"). Participants who retire under the Pension Plan receive a pension based on a formula which takes into consideration final average compensation and years of service credited in 1994 and later years. Former participants of the Comerica Plan and the Manufacturers Plan also receive a past service pension for service credited prior to 1994 under either plan. Table I below provides estimates of the amounts payable as annual pensions using various levels of final average compensation and years of service credited in 1994 and later years. The amounts shown in Table I have been computed without applying the limitations that apply to pensions under qualified plans. Those limitations are discussed below.

 TABLE I: ANNUAL PENSION UNDER PENSION PLAN BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE COMPENSATION     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- - ---------------------------    --------     --------     --------     --------     --------     --------
         $ 100,000             $ 14,304     $ 21,456     $ 28,608     $ 35,760     $ 42,912     $ 47,412
           200,000               30,304       45,456       60,608       75,760       90,912       99,912
           300,000               46,304       69,456       92,608      115,760      138,912      152,412
           400,000               62,304       93,456      124,608      155,760      186,912      204,912
           500,000               78,304      117,456      156,608      195,760      234,912      257,412
           600,000               94,304      141,456      188,608      235,760      282,912      309,912
           700,000              110,304      165,456      220,608      275,760      330,912      362,412
           800,000              126,304      189,456      252,608      315,760      378,912      414,912
           900,000              142,304      213,456      284,608      355,760      426,912      467,412
         1,000,000              158,304      237,456      316,608      395,760      474,912      519,912
         1,100,000              174,304      261,456      348,608      435,760      522,912      572,412
         1,200,000              190,304      285,456      380,608      475,760      570,912      624,912
         1,300,000              206,304      309,456      412,608      515,760      618,912      677,412

Tables II and III below provide estimates of the amounts payable annually as past service pensions using various levels of final average compensation and years of service credited in years prior to 1994. The amounts shown in Tables II and III have been computed without applying the limitations that apply to pensions under qualified plans.

           TABLE II: ANNUAL PAST SERVICE PENSION UNDER COMERICA PLAN
                       BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE COMPENSATION      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- - ---------------------------     --------     --------     --------     --------     --------     --------
        $   100,000             $ 16,488     $ 24,731     $ 32,975     $ 41,219     $ 49,463     $ 57,706
            200,000               33,988       50,981       67,975       84,969      101,963      118,956
            300,000               51,488       77,231      102,975      128,719      154,463      180,206
            400,000               68,988      103,481      137,975      172,469      206,963      241,456
            500,000               86,488      129,731      172,975      216,219      259,463      302,706
            600,000              103,988      155,981      207,975      259,969      311,963      363,956
            700,000              121,488      182,231      242,975      303,719      364,463      425,206
            800,000              138,988      208,481      277,975      347,469      416,963      486,456
            900,000              156,488      234,731      312,975      391,219      469,463      547,706
          1,000,000              173,988      260,981      347,975      434,969      521,963      608,956
          1,100,000              191,488      287,231      382,975      478,719      574,463      670,206
          1,200,000              208,988      313,481      417,975      522,469      626,963      731,456
          1,300,000              226,488      339,731      452,975      566,219      679,463      792,706

        TABLE III: ANNUAL PAST SERVICE PENSION UNDER MANUFACTURERS PLAN
                       BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE COMPENSATION      10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- - ---------------------------     --------     --------     --------     --------     --------     --------
        $   100,000             $ 14,850     $ 22,274     $ 29,699     $ 37,124     $ 44,549     $ 49,549
            200,000               31,516       47,274       63,032       78,791       94,549      104,549
            300,000               48,183       72,274       96,366      120,457      144,549      159,549
            400,000               64,850       97,274      129,699      162,124      194,549      214,549
            500,000               81,516      122,274      163,033      203,791      244,549      269,549
            600,000               98,183      147,274      196,366      245,457      294,549      324,549
            700,000              114,850      172,274      229,699      287,124      344,549      379,549
            800,000              131,516      197,274      263,033      328,791      394,549      434,549
            900,000              148,183      222,274      296,366      370,457      444,549      489,549
          1,000,000              164,850      247,274      329,699      412,124      494,549      544,549
          1,100,000              181,516      272,274      363,033      453,791      544,549      599,549
          1,200,000              198,183      297,274      396,366      495,457      594,549      654,549
          1,300,000              214,850      322,274      429,699      537,124      644,549      709,549

Annual pensions under the Pension Plan are computed using base salary and bonuses for the year earned as reflected in the Summary Compensation Table.

The Pension Plan is a tax qualified plan. Under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), the maximum annual pension that may be paid under a qualified plan to any participant, including any named executive officer, is $120,000. The maximum annual compensation of any participant which may be taken into account in computing a pension under a qualified plan is $150,000. The portion of the annual pensions reflected in the foregoing tables which exceeds the amount payable under a qualified plan to any participant, including any named executive officer, will be paid under a nonqualified plan maintained by the Corporation.

The estimated years of service credited under the Pension Plan for each of the named executive officers are as follows: Eugene A. Miller, 35 years; Michael T. Monahan, 33 years; John D. Lewis, 24 years; Paul H. Martzowka, 31 years; and Richard A. Collister, 2 years. The years of service credited to Messrs. Miller, Lewis and Collister include the following years of service credited under the Comerica Plan for which a past service pension is payable under the Pension
Plan: Mr. Miller, 35 years; Mr. Lewis, 23 years; and Mr. Collister, 1 year. The years of service credited to Messrs. Monahan and Martzowka include the following years of service credited under the Manufacturers Plan for which a past service pension is payable under the Pension Plan: Mr. Monahan, 32 years; and Mr. Martzowka, 30 years.

Under the Pension Plan, the normal form of pension payable to a participant who is unmarried at the time he or she retires is a straight life annuity, the annual amounts of which are listed in the tables above. The normal form of pension payable to a participant who is married at the time he or she retires is a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the straight life annuity. The pension amounts appearing in the Pension Plan Tables are not reduced by any social security benefit which may be payable to the participant and assume that retirement will occur at age 65.

                 EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

JOHN D. LEWIS is a party to a management continuation agreement with the Corporation. The agreement expires on December 31, 1995. The agreement provides that Mr. Lewis is entitled to receive the following severance benefits if his employment is terminated by the Corporation without cause or he resigns for good reason during the term of the agreement after a change in control of the
Corporation: (1) an amount equal to 2.99 times his annual base salary; (2) the amount of any earned but unpaid incentive compensation plus a pro rata portion of any contingent incentive compensation calculated by assuming that target performances were achieved; (3) accelerated vesting of any unexercised stock options; (4) an amount equal to the spread on his unexercised stock options; (5) payment of any legal fees and expenses incurred by him as the result of the termination of his employment; and (6) continuation of life, disability, accident and health insurance benefits for 24 months from the date of termination, unless he becomes eligible to receive comparable benefits during the 24 month period. If a cash severance payment or other amounts to be paid to Mr. Lewis under the agreement will not be deductible by the Corporation pursuant to Section 280G of the Internal Revenue Code, the cash severance payment will be reduced to the amount necessary to preserve the deductibility of the aggregate amounts payable to Mr. Lewis under the agreement.

MICHAEL T. MONAHAN AND PAUL H. MARTZOWKA participate in the Manufacturers National Corporation Key Employee Retention Plan which was assumed by the Corporation when it merged with Manufacturers National Corporation. This plan provides severance benefits to each participant if his employment is terminated without cause by the Corporation or he voluntarily resigns from the Corporation prior to July 1, 1995. If either Mr. Monahan or Mr. Martzowka becomes entitled to receive severance benefits under the retention plan, he can receive: (1) an amount equal to three times his annual base salary at the time of termination;
(2) an amount equal to three times his average annual incentive compensation for the three year period prior to the termination of his employment; (3) an amount equal to the spread on his unexercised stock options; (4) an amount equal to the present value of the amounts he would receive under the Corporation's pension plans assuming three additional years of service and compensation; (5) an amount equal to his unpaid base salary and accrued vacation through the date of termination; (6) continuation of his life, disability, accident and health insurance benefits for three years after his employment terminates, unless he becomes eligible to receive similar benefits from another employer during the three year period; and (7) under certain conditions, medical benefits for life. If any severance benefits or other benefits to be paid to Mr. Monahan or Mr. Martzowka under the plan would result in an excise tax to him under Section 4999 of the Internal Revenue Code, the severance benefits will be limited by the amount necessary to avoid the excise tax if this results in a greater net benefit to him. Mr. Monahan and Mr. Martzowka also may elect to receive the same benefits provided to Mr. Lewis under the management continuation agreement described above in lieu of the benefits they would receive under the retention plan. The retention plan expires on July 1, 1995. Mr. Martzowka has advised the Corporation that he intends to retire on June 30, 1995. When this occurs, Mr. Martzowka will be entitled to receive the foregoing benefits.

EUGENE A. MILLER is a party to an employment agreement with the Corporation. The employment agreement provides that Mr. Miller will serve as Chairman of the Board and Chief Executive Officer of the Corporation through June 30, 1997. Commencing July 1, 1997, the term of the agreement will be extended automatically every two years until Mr. Miller's 65th birthday unless a majority of the directors of the Corporation vote against an extension. For the duration of the agreement, Mr. Miller will be nominated by the Corporation to serve on its Board of Directors.

During the term of his employment agreement, Mr. Miller will be paid a base salary and will be eligible for annual bonus payments in amounts determined by the Compensation Committee commensurate with his position and performance. He also will be eligible for option grants and restricted stock awards under the Corporation's Long-Term Incentive Plan. These grants and awards also will be commensurate with his position and performance. Mr. Miller also will be eligible to participate in all of the Corporation's executive compensation plans for senior executives which are in effect during the term of the employment agreement and in any employee benefit plans which the Corporation maintains during this period. Mr. Miller's overall compensation, including benefits, will be reviewed on an annual basis and will be increased, if necessary, to maintain his compensation and benefits at a level commensurate with that of other similarly situated executives in comparable companies.

If the Corporation terminates Mr. Miller's employment without cause, or if Mr. Miller resigns for good reason or the Corporation causes Mr. Miller's employment agreement to expire prior to his 65th birthday, Mr. Miller will receive the following principal benefits: (1) an amount equal to three times his annual base salary, which will be paid in quarterly installments over a three year period;
(2) an amount equal to his average annual bonus during the three year period prior to the termination of his employment, which also will be paid in quarterly installments over a three year period; (3) accelerated vesting of any unexercised stock options; (4) early lapse of restrictions on previously awarded shares of restricted stock; (5) continuation of health and accident insurance coverages for Mr. Miller and his wife for their lifetimes unless Mr. Miller receives comparable coverages from another source; (6) continuation of his life insurance coverage for three years; and (7) commencing at the end of the three year payment period referred to above, a payment in the form elected by Mr. Miller under the Corporation's defined benefit pension plan and excess benefit plan, in an amount equal to the excess of (a) the retirement benefits Mr. Miller would receive under the plans if he continued to receive service credit until his 65th birthday, over (b) the retirement benefits he actually accrued under the plans. If Mr. Miller's employment is terminated less than three years before his 65th birthday, the amount payable in connection with his salary will be pro rated for the time period remaining until he reaches age 65. If Mr. Miller's employment is terminated for any of the reasons referred to above, the employment agreement also provides that the Corporation will use its best efforts, subject to the fiduciary duties of the Board of Directors, to nominate Mr. Miller as a director for the remainder of his life or until he reaches the mandatory retirement age for members of the board.

If any payment to Mr. Miller under the employment agreement is subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Miller will receive an additional payment so that the amount he receives equals the amount he would receive under the agreement if an excise tax was not imposed.

The following Compensation Committee Report and Performance Graph will not be incorporated by reference into any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act.

                         COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviews all aspects of the Corporation's compensation programs for executive officers, including the named executive officers in the Summary Compensation Table, determines appropriate levels of compensation for the Corporation's President, Vice Chairman and all Executive Vice Presidents based on the recommendations of management, and determines an appropriate level of compensation for Eugene A. Miller, the Corporation's Chairman and Chief Executive Officer, subject to the approval of the Board of Directors. The committee also administers the Corporation's long-term incentive plan. All the members of the committee are non-employee directors.

COMPENSATION PHILOSOPHY

The Corporation's compensation program is designed to attract, motivate, reward and retain superior executive talent. It emphasizes performance-based compensation and encourages long-term strategic decision making.

The principal components of the executive compensation program are base salaries, annual management incentive awards and a long-term stock incentive plan.

In reviewing total compensation levels for all executive officers, including Mr. Miller and the other named executive officers, the committee evaluates: (1) the Corporation's performance in relation to internally established performance goals which are discussed below; (2) the Corporation's performance in relation to the fifty largest bank holding companies in the United States (the "performance peer group"); and (3) compensation levels at a selected group of eighteen super-regional bank holding companies located primarily in the Midwest (the "compensation peer group").

The fifty largest bank holding companies included in the performance peer group are substantially the same institutions as those included in the Keefe-50 Bank Index used below in the Corporation's performance graph, though there are some differences.

In 1994, the committee reviewed the Corporation's executive compensation programs to determine if they were competitive with the compensation peer group. The committee used the services of an independent compensation consultant to assist in performing peer group analyses and reviewing compensation program alternatives. Based on these reviews and the judgment of the committee, modifications were made to the programs.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Corporation's Board of Directors relies on the Chief Executive Officer to provide effective leadership and execute a successful business plan for the entire organization.

The committee establishes Mr. Miller's base salary, management incentive award, stock option grants and restricted stock awards in amounts commensurate with his performance and position, in accordance with the Corporation's compensation philosophy described above and in accordance with the terms of Mr. Miller's employment agreement discussed in this Proxy Statement under the heading "Employment Contracts and Severance Agreements".

BASE SALARIES

In the fourth quarter of 1993, the Corporation conducted a review of the competitiveness of the executive compensation program. Based on this review, it was determined that the Corporation's base salaries for executive officers were at or above the median base salaries of the compensation peer group with the exception of the Chief Executive Officer and Vice Chairman whose base salaries were approximately eight percent below the median. In 1994, the committee approved the recommendations of management to freeze the base salaries of four of the named executive officers including Mr. Miller because of the desire to achieve expense targets and because the Corporation's return on equity in 1993 was below median in relation to the performance peer group. The Vice Chairman assumed additional responsibilities and received a base salary increase in 1994 which brought his base salary closer to the median base salary of the compensation peer group.

ANNUAL MANAGEMENT INCENTIVE PROGRAM

The committee members believe that return on equity is a key measure of corporate performance. Therefore, the Annual Management Incentive Program for executive officers is driven by the Corporation's return on equity in relation to the performance peer group and in relation to return on equity targets which are approved annually by the committee.

For 1994, the payment of incentive awards was based on the Corporation achieving a minimum return on equity of twelve percent. Maximum incentive awards become payable when the Corporation achieves a return on equity of eighteen percent. These internal targets were established by the committee prior to the beginning of the year. Upon determination of the Corporation's performance in relation to these targets, the committee established a pool of awards for distribution under the incentive program. The distribution of individual awards to Mr. Miller and the other participants in the program is based on corporate performance, individual performance and individual levels of responsibility within the Corporation. Mr. Miller's award under the program also is subject to the terms of his employment agreement.

As part of the overall competitive review of the compensation program for executive officers, an evaluation of incentive pay levels of the performance peer group was conducted. Based on the findings and the committee's judgment, it was determined that the Corporation's incentive formula did not provide competitive award opportunities for superior return on equity performance. Superior return on equity performance is defined as ranking within the top two quintiles of the performance peer group. To provide incentive awards that are more comparable to those of the compensation peer group when superior return on equity performance is achieved, modifications were made to the incentive formula.

The 1994 annual management incentive awards for Mr. Miller and the other named executive officers were based on the return on equity of 16.74% achieved in 1994 which placed the Corporation in the second highest quintile of the performance peer group at ranking number eighteen.

Mr. Miller's 1994 award under the Annual Management Incentive Program reflects the Corporation's second highest quintile return on equity performance. This award, combined with Mr. Miller's base salary, provided him with a total 1994 cash compensation that was slightly above the median for the compensation peer group.

To reward sustained superior annual performance over a three year period, the committee approved management's recommendation to add a feature to the Annual Management Incentive Program. An additional award will be paid if the Corporation's average return on equity for the most recent three year period ranks among the top twenty in the performance peer group. Fifty percent of any additional award will be paid in the form of a stock grant under the Corporation's Long-Term Incentive Plan and fifty percent will be paid in cash. A non-transferability restriction will be attached to any stock grant which will preclude the recipient from disposing of the stock prior to retirement or other termination of employment. The stock portion of the additional award serves to further align the interests of the Corporation's senior officers with those of the shareholders. The first year that an executive officer can receive an incremental award is 1997.

STOCK AWARDS

The Corporation's Long-Term Incentive Plan provides stock awards for key officers including all of its named executive officers. The Plan's objective is to align the interests of the Corporation's key officers with those of its shareholders.

Awards in 1994 consisted principally of stock option grants with exercise prices equal to the fair market value of the Corporation's common stock on the grant date. Because executives receive value from stock option awards only in the event of stock price appreciation, the committee believes stock options were a strong incentive to improve financial performance. Individual awards in 1994 were based on corporate performance and on individual levels of responsibility and contributions to the Corporation.

Grants of stock options to Mr. Miller and the other executive officers are a percentage of their base salaries which is determined by the committee based on:
(1) the Corporation's overall performance and (2) the individual performance of each officer.

No restricted stock awards were made to Mr. Miller or the other named executive officers in 1994.

STOCK OWNERSHIP GUIDELINES

Effective January 1, 1995, the Corporation implemented stock ownership guidelines which encourage senior officers to own a significant number of shares of the Corporation's common stock. The senior officers have five years to achieve the targeted stock ownership levels.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The committee's objective is to structure the Corporation's executive compensation programs to maximize the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. However, the committee reserves the right in the exercise of its business judgment to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under this section. Currently all executive officer compensation is deductible under Section 162(m). Mr. Miller's compensation does not exceed the deduction limits because his compensation is paid under an employment contract which was in existence prior to the passage of
Section 162(m).

THE COMPENSATION COMMITTEE

Alan E. Schwartz, Chairman
Max M. Fisher
Wayne B. Lyon
Alfred A. Piergallini

                               PERFORMANCE GRAPH

The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG COMERICA INCORPORATED, KEEFE 50-BANK INDEX AND S&P 500 INDEX (ASSUMES $100 INVESTED ON 12/31/89 AND REINVESTMENT OF DIVIDENDS)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          COMERICA          KEEFE          S&P 500
1989                                  $ 100.00        $ 100.00        $ 100.00
1990                                  $  96.00        $  72.00        $  97.00
1991                                  $ 183.00        $ 114.00        $ 126.00
1992                                  $ 225.00        $ 145.00        $ 136.00
1993                                  $ 194.00        $ 153.00        $ 150.00
1994                                  $ 187.00        $ 145.00        $ 152.00

                           PROPOSAL FOR APPROVAL OF A
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

On January 19, 1995, the Board of Directors adopted the Comerica Incorporated Stock Option Plan For Non-Employee Directors (the "Plan"), subject to the approval of shareholders. The purposes of the Plan are to promote the continued prosperity of the Corporation by aligning the long-term financial interests of non-employee directors of the Corporation and its affiliates with those of shareholders, to provide an additional incentive for these individuals to remain as directors of the

Corporation and its affiliates, and to provide a means through which the Corporation and its affiliates may attract qualified individuals to serve as directors. Shareholder approval of the Plan will enable the Corporation to remain competitive with other financial organizations that use stock-based compensation as part of their director compensation package and also will place the Plan in compliance with the requirements of applicable federal securities law.

The full text of the Plan is included as Exhibit A to this Proxy Statement. The following is a summary of the material features of the Plan.

After each annual meeting of shareholders, each member of the Board of Directors of the Corporation who is not an employee of the Corporation or of any of its subsidiaries will be granted an option, pursuant to a formula in the Plan, to purchase 1,000 shares of the common stock of the Corporation. The Plan also authorizes the granting of options on a discretionary basis to non-employee directors of Comerica Bank and the Affiliated Banks (as defined in the Plan) who also are directors of the Corporation. Option grants under the Plan will be in addition to annual retainers, meeting fees and other compensation payable to non-employee directors in connection with their services as directors. The Corporation will not receive any consideration for granting options under the Plan other than the services to be provided by the directors who participate in the Plan.

The Plan will be administered by a committee of the Board of Directors to be appointed by the board for this purpose or by the committee's designee. The formula grants to directors of the Corporation operate automatically and the committee will not have discretion with respect to matters such as the selection of directors to whom options will be granted, the timing of grants, the number of shares to become subject to each option grant, the exercise price of options, or the periods of time during which any option may be exercised. The committee will have discretion with respect to grants to directors of Comerica Bank and the Affiliated Banks if the committee chooses to make these grants.

The total number of shares of common stock which may become subject to options granted under the Plan is 250,000 shares, subject to equitable adjustment upon the occurrence of events such as stock splits, stock dividends or recapitalizations. The plan will become effective upon approval of the shareholders and will remain in effect until all of the options are granted following the annual meeting of shareholders in the year 2004.

The exercise price of each option will be the fair market value of each share of common stock subject to the option on the date the option is granted. The exercise price is payable in full upon exercise of the option and may be paid in cash or by delivery of previously owned shares. The Plan also permits "cashless exercises". These generally involve a program through which option shares are delivered to a broker as collateral for a margin loan which is used to pay the exercise price. Alternatively, the broker may sell a portion of the shares received and use the proceeds from the sale to pay the exercise price.

The Plan committee or its designee may change the option price per share following a corporate reorganization or recapitalization so that the aggregate option price for all shares subject to each outstanding option prior to the change is equivalent to the aggregate option price for all shares or other securities into which option shares have been converted or which have been substituted for option shares.

The term of each option will be ten years. Except in the event of the optionholder's death or a change in control of the Corporation (as defined in the Plan), options are not exercisable until one year after the date of the grant. Options are fully vested after one year. Unexercised options expire ten years after the grant date.

So long as applicable securities laws contain nontransferability restrictions with respect to compensatory options, the options will not be transferable except at death or pursuant to a qualified domestic relations order (as defined in the Internal Revenue Code) entered in connection with the divorce or legal separation of the optionholder. Options will be exercisable during a director's lifetime only by the director or his or her legal representative.

Upon a director's retirement from the board or upon his or her disability or death or separation due to any other circumstance (other than resignation or removal for cause), the director's vested options will remain exercisable for one year or until the expiration of the original term of the options, whichever is earlier. If a director resigns from the board or is removed for cause, his or her vested options will remain exercisable for 90 days or until the expiration of the original term of the options, whichever is earlier. Upon the death of a director subsequent to his or her retirement, disability, resignation, removal or separation due to any other circumstance, the director's options may be exercised by his or her legal representative during the period remaining until the expiration of the options.

The Board of Directors may amend the Plan at any time except that the formula provisions of the Plan relating to the number of options to be granted to directors of the Corporation, the timing of these grants, the exercise price of options subject to these grants, the periods during which these options may be exercised and the term of these options may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 or the rules promulgated thereunder. In addition, the board may not make any amendment without shareholder approval if shareholder approval is required to comply with Rule 16b-3 of the Exchange Act or the rules of the New York Stock Exchange. Rule 16b-3 currently requires shareholder approval of any amendment which would materially increase the benefits accruing to participants under the Plan, materially increase the number of securities which may be issued under the Plan or materially modify the eligibility requirements for participation in the Plan. Finally, the Board of Directors may not make any amendment to the Plan which would result in the loss of the Rule 16b-3 exemption for options granted under the Plan.

The only eligible participants in the Plan are non-employee directors of the Corporation who will receive formula grants attributable to their service as directors of the Corporation and who may receive discretionary grants attributable to their service as directors of Comerica Bank and any Affiliated Bank. Presently, there are ten non-employee directors of the Corporation who are eligible to participate in the Plan, four of whom also serve as directors of the Affiliated Banks. If the Plan had been in existence in 1994, options to purchase 10,000 shares of common stock of the Corporation would have been granted to non-employee directors of the Corporation under the formula provisions of the Plan. No basis exists to determine how many options would have been granted on a discretionary basis to non-employee directors of the Corporation who serve on the boards of the Affiliated Banks.

Upon the exercise of an option, the optionee normally realizes and recognizes ordinary income to the extent the fair market value of the shares of common stock acquired (determined at the time of exercise) exceeds the exercise price. If the optionee is a Section 16(b) Insider, as defined under the Exchange Act (a person subject to the short-swing profit recovery provision of Section 16(b) of the Exchange Act), so that disposal of the acquired shares for a period of time would be deemed a substantial risk of forfeiture under the Internal Revenue Code, the realization of compensation income may be deferred until the risk of forfeiture ceases to exist, unless the optionee elects to be taxed as of the date of exercise of the option. If the realization of compensation income is deferred, the amount of the income is measured by the difference between the exercise price and the market value of the shares on the date that the risk of forfeiture ceases to exist.

The Corporation is entitled to a federal income tax deduction equal to the amount taxable to the optionee in the year in which that amount is includable in the optionee's income. If any stock received upon the exercise of an option is later sold, any excess of the sale price over the optionee's basis in the stock is treated as a gain from the sale or exchange of a capital asset.

If a quorum is present at the annual meeting, the affirmative vote of a majority of the votes represented and entitled to vote at the meeting is required for approval of the Plan. Proxies solicited by the Board of Directors will be voted to approve the Plan unless a shareholder specifies otherwise.

                             INDEPENDENT ACCOUNTANT

Upon recommendation of the Audit and Legal Committee, the Board of Directors selected Ernst & Young LLP as independent accountant to audit the Corporation's financial statements for 1995. Ernst & Young also audited the Corporation's financial statements for 1994. Representatives of Ernst & Young will have an opportunity to make a statement at the annual meeting and will be available at the meeting to answer any questions asked by shareholders.

                             SHAREHOLDER PROPOSALS

Any proposal by a shareholder of the Corporation must be received by December 12, 1995 to be considered for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders. Proposals must comply with applicable laws and regulations and must be mailed by certified or registered mail to Judith C. Lalka Dart, Executive Vice President, General Counsel and Secretary, Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, 33rd Floor, Detroit, Michigan 48226.

                         ANNUAL REPORT TO SHAREHOLDERS

The 1994 Annual Report to Shareholders, containing financial statements and other information about the operations of the Corporation for the year ended December 31, 1994, was mailed previously to shareholders and is not to be regarded as proxy soliciting material.

                                 OTHER MATTERS

The Board of Directors is not aware of any other matter to be presented at the annual meeting. If any other matter is properly submitted for a vote at the meeting, the shares represented by Proxies in the accompanying form will be voted with respect to the matter in accordance with the judgment of the person or persons voting the shares.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   Judith C. Lalka Dart

                                   Judith C. Lalka Dart
                                   Executive Vice President, General Counsel and
                                     Secretary
Dated: April 14, 1995

                                                                       EXHIBIT A

                             COMERICA INCORPORATED
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

SECTION 1. PURPOSE.

The purposes of this Stock Option Plan for Non-Employee Directors are to promote the continued prosperity of Comerica Incorporated by aligning the long-term financial interests of the recipients of options hereunder with those of the shareholders of the Corporation, to provide an additional incentive for such individuals to remain as directors, and to provide a means through which the Corporation and its affiliates may attract well-qualified individuals to serve as directors.

SECTION 2. DEFINITIONS.

The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:

     A. "Affiliated Bank" means Comerica Bank-Illinois, Comerica Bank-California, Comerica Bank & Trust, F.S.B., Comerica Bank-Texas or any other financial institution which is or becomes a member of the controlled group of corporations within the meaning of Section 1563(a)(1) of the Code (or other successor provision of the Code defining the term "controlled group of corporations") of which Comerica Incorporated is the common parent corporation.

     B. "Agreement" means a written agreement which sets forth the terms and conditions of an option grant under the Plan, including any amendment to such written agreement. Agreements shall be subject to the express terms and conditions set forth herein.

     C. "Board" means the Board of Directors of Comerica Incorporated.

     D. "Cause" means any act of (a) fraud or intentional misrepresentation, or
     (b) embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary.

     E. "Change in Control of the Corporation" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 26% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (C) of this subsection) whose election by the Board or nomination for election by the stockholders of the Corporation was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition of all or substantially all of its assets.

     F. "Code" means the Internal Revenue Code of 1986, as amended.

     G. "Comerica Bank" means Comerica Bank, a Michigan banking corporation.

     H. "Committee" means a committee appointed by the Board and consisting of not less than two members of the Board who qualify as "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. No member of the Committee shall be eligible to receive discretionary Option grants under Section 5.B. of the Plan.

     I. "Common Stock" means shares of $5.00 par value common stock of Comerica Incorporated, subject to adjustment pursuant to Section 7.

     J. "Corporation" means Comerica Incorporated, a Delaware corporation.

     K. "Disabled" or "Disability" means unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form as the Committee may require.

     L. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     M. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     N. "Exercise Price" means, with respect to each share of Common Stock subject to an Option, the price at which such share may be purchased from the Corporation pursuant to the exercise of such Option.

     O. "Fair Market Value" means the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape, or if it is not listed on the New York Stock Exchange, the closing price on the exchange on which the Common Stock is then listed, or if not listed on any exchange, then the closing price reported on the NASDAQ National Market System over-the-counter market; if, however, there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported, on the last preceding date on which there was trading shall instead be used to determine Fair Market Value; if Fair Market Value for any date in question cannot be determined as hereinabove provided, Fair Market Value shall be determined by the Committee by whatever method or means the members, in the good faith exercise of their discretion, at that time shall deem appropriate.

     P. "Legal Representative" means the "guardian or legal representative" of the optionholder as those terms are construed under the Exchange Act who, upon the Disability or incapacity of an optionholder, shall have acquired on behalf of the optionholder, by legal proceeding or otherwise, the right to exercise the optionholder's rights and receive his or her benefits under the Plan.

     Q. "Non-Employee Director" means (i) with respect to Section 5.A. of the Plan, a member of the Board in his capacity as a director of the Corporation, provided such individual is not an employee of the Corporation or of any Subsidiary of the Corporation; and (ii) with respect to Section 5.B. of the Plan, a member of the board of directors of Comerica Bank or any Affiliated Bank in such individual's capacity as a director of Comerica Bank or any Affiliated Bank, provided such individual also is a director of the Corporation and is not an employee of the Corporation or of any Subsidiary of the Corporation.

     R. "Option" means the right, granted pursuant to this Plan, of a holder to purchase shares of Common Stock at the Exercise Price. All options granted under the Plan shall be "nonstatutory stock options," i.e., options which do not qualify under Sections 422 or 423 of the Code.

     S. "Personal Representative" means the executor, administrator or personal representative appointed to administer the optionholder's probate estate, or if the individual has no probate estate, then the successor trustee(s) of any revocable living trust the individual established during his or her lifetime.

     T. "Plan" means the plan set forth herein which shall be known as the "Comerica Incorporated Stock Option Plan For Non-Employee Directors."

     U. "Qualified Domestic Relations Order" means a "qualified domestic relations order" as defined in the Code or in Title I of ERISA, or in rules promulgated thereunder.

     V. "Subsidiary" means any corporation of which a majority of the outstanding voting capital stock is owned, directly or indirectly, by the Corporation. With respect to non-corporate entities, it means any entity in which the Corporation owns, directly or indirectly, a majority of the equity interest.

SECTION 3. SHARES AVAILABLE UNDER THE PLAN.

The aggregate number of shares which may be issued and as to which grants of Options may be made under the Plan is 250,000 shares of the Common Stock, subject to adjustment as set forth in Section 7. If any Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each.

SECTION 4. ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Committee. The Committee may delegate the day-to-day administration of the Plan to any individual or individuals it deems appropriate. The Committee shall keep records of action taken at its meetings or by unanimous written consent. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall constitute acts of the Committee.

Subject to the remaining provisions of this Section, the Committee shall have full authority to carry out the provisions of the Plan, including authority to interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to Options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

With respect to Section 5.A. of the Plan, the selection of the Non-Employee Directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised and the term of any Option shall be as set forth in those provisions hereof which relate to Section 5.A. of the Plan, and the Committee shall have no discretion as to such matters.

With respect to Section 5.B. of the Plan, the Committee shall have exclusive authority to grant Options under the Plan, to select the Non-Employee Directors who will receive Options, to determine the number of Options to be granted to any Non-Employee Director and the terms of any Option grant, and to determine the time when any Options will be granted.

SECTION 5. GRANT OF STOCK OPTIONS.

     A. Automatic Annual Grants. On the day each annual meeting of the shareholders of the Corporation is held, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted an Option to purchase 1,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 7. If the number of shares then remaining available for the grant of Options under the Plan is not sufficient for each Non-Employee Director to be granted an Option for 1,000 shares (or the number of adjusted or substituted shares pursuant to Section 7), then each Non-Employee Director shall be granted an Option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

     B. Discretionary Grants. Any Non-Employee Director shall be eligible to receive whatever number of Options the Committee, in its sole discretion, chooses to grant to him or her from time to time, but shall not have a right to receive any such grants.

SECTION 6. TERMS AND CONDITIONS APPLICABLE TO OPTION GRANTS.

Options granted under the Plan shall be subject to the following terms and conditions:

     A. Exercise Price. The Exercise Price with respect to each share of Common Stock covered by the Option shall be 100% of the Fair Market Value of such share on the date the Option is granted.

     B. Payment of Exercise Price. The Exercise Price for each Option shall be paid in full upon exercise and shall be payable in cash (including check, bank draft or money order); provided, however, that in lieu of cash, the individual exercising the Option may pay the Exercise Price, in whole or in part, by delivering to the Corporation shares of Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Exercise Price of the shares being purchased: except that (i) any portion of the Exercise Price representing a fraction of a share shall in any event be paid in cash, and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the Exercise Price of an Option. Delivery of shares may also be accomplished through the effective transfer to the Corporation of shares held by a broker or other agent. The Corporation will also cooperate with any individual exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such individual. Notwithstanding the foregoing, the exercise of the Option shall not be deemed to occur and no shares of Common Stock will be issued by the Corporation upon exercise of the Option until the Corporation has received payment of the Exercise Price in full. The date of exercise of an Option shall be determined under procedures established by the Committee, and as of the date of exercise the individual exercising the Option shall be considered for all purposes to be the owner of the shares with respect to which the Option has been exercised. Payment of the Exercise Price with shares shall not increase the number of shares of Common Stock which may be issued under the Plan as provided in Section 3.

     C. Term of Options and Vesting. No Option shall be exercisable during the first year of its term except in case of death as provided in Section 6.E. or upon the occurrence of a Change in Control of the Corporation. Each Option shall be exercisable with respect to all of the shares subject thereto from and after the first anniversary of the date of its grant. Subject to the preceding sentences of this Section 6.C. and subject to
     Section 6.E. which provides for earlier termination of an Option under certain circumstances, each Option shall expire ten years after the date of grant. An Option, to the extent exercisable at any time, may be exercised in whole or in part.

     Notwithstanding any other provision contained in the Plan, in case any Change in Control of the Corporation occurs, all outstanding Options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

     D. Restrictions on Transferability. No Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death or pursuant to a Qualified Domestic Relations Order. All Options shall be exercisable during the lifetime of the grantee only by the grantee or by the grantee's Legal Representative. These restrictions on transferability shall not apply to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 under the Exchange Act, or any successor Rule.

     E. Separation From Board Service. If a grantee ceases to be a director of the Corporation, Comerica Bank or any Affiliated Bank, any outstanding Options the grantee then holds shall be exercisable in accordance with the following provisions:

        1. Retirement, Disability, Death or Other Separation. If the grantee's separation is due to his or her retirement, Disability, death or any other circumstance not covered in Section 6.E.2. below, any outstanding Option held by such grantee shall be exercisable by the grantee, or by his Legal Representative or Personal Representative, as the case may be (but only if exercisable by the grantee immediately prior to ceasing to be a director), at any time prior to the expiration date of such Option or within one year after the date the grantee ceases to be a director, whichever period is shorter; and

        2. Resignation or Removal for Cause. If the grantee's separation is due to his or her resignation or removal from office for Cause, any outstanding Option held by the grantee which is exercisable by the grantee immediately prior to his or her resignation or removal shall be exercisable by the grantee for 90 days following such resignation or removal (or by his or her Personal Representative or Legal Representative during the remainder of such 90-day period if he or she dies or becomes Disabled during such period), but not beyond the original term of such Option.

     An Option held by a grantee who has ceased to be a director of the Corporation, Comerica Bank or any Affiliated Bank shall expire at the end of the applicable exercise period, if any, specified in this Section 6.E.

     F. Option Agreements. All grants of Options shall be evidenced by an Agreement which shall be executed on behalf of the Corporation by a representative of the Committee.

     G. Conditions Applicable to Grants of Options. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that any shares to be issued shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 6 and the other provisions of the Plan, any Option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined by the Committee in its discretion and set forth in an Agreement; except that (i) with respect to automatic grants under Section 5.A. hereof, in no event shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3(c)(2)(ii) (or old Rule 16b-3(b)(1)(iii) so long as such rule remains effective), or any successor Rule; and (ii) with respect to discretionary grants under Section 5.B. hereof, in no event shall any member of the Committee be other than a "disinterested person" under Rule 16b-3(c)(2)(i) (or Rule 16b-3(b)(1)(ii) so long as such rule remains effective). Furthermore, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

SECTION 7. ADJUSTMENT AND SUBSTITUTION OF SHARES.

In the event any change occurs in the number of shares of Common Stock outstanding as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common shareholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3, including shares covered by existing Options, shall be automatically adjusted to preserve the proportionate interests of the grantees in the Corporation as represented by their outstanding Options, and the proportionality of the share pool under the Plan in relation to the total number of shares outstanding.

If the outstanding shares of the Common Stock shall be changed into or become exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 3, including shares covered by existing Options, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall become exchangeable.

In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 7, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution shall be the aggregate Exercise Price for all shares of stock or other securities (including any fraction) into which such shares shall have been converted or which shall have been substituted for such shares. Any new Exercise Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

If the outstanding shares of Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of Common Stock, the Committee shall make any adjustments to any then outstanding Option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

No adjustment or substitution provided for in this Section 7 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

Except as provided in this Section 7, a grantee shall have no rights by reason of issuance by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

SECTION 8. EFFECT OF THE PLAN ON THE RIGHTS OF THE CORPORATION, ITS AFFILIATES
           AND SHAREHOLDERS.

Nothing in the Plan, in any Option granted under the Plan, or in any Agreement shall confer any right to any person to continue as a director of the Corporation, Comerica Bank or any Affiliated Bank, or interfere in any way with the rights of the shareholders of the Corporation, the Board or the board of directors of Comerica Bank or any Affiliated Bank to elect and remove directors.

SECTION 9. AMENDMENT AND TERMINATION.

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided, however, that no such termination shall result in the cancellation of any outstanding Options theretofore granted under the Plan; and provided further that no amendment of the Plan shall: (i) be made without shareholder approval if shareholder approval of the amendment is at the time required for Options granted under the Plan to directors of the Corporation, Comerica Bank or any Affiliated Bank to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or by any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed; (ii) amend more than once every six months the provisions of the Plan relating to grants under
Section 5.A. of the Plan including the selection of the directors to whom Options are to be granted under Section 5.A., the timing of such grants, the number of shares which will become subject to any Option granted under Section 5.A., the Exercise Price of any Option granted under Section 5.A., the periods during which any Option granted under Section 5.A. may be exercised and the term of any such Option other than to comport with changes in the Code or ERISA, or the rules and regulations thereunder; or (iii) otherwise amend the Plan in any manner that would cause Options granted under the Plan to directors of the Corporation, Comerica Bank or any Affiliated Bank not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written consent of the holder of an Option theretofore granted under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or in any other provision of the Plan or in any Agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable so that Options granted under the Plan qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Options theretofore granted under the Plan notwithstanding any contrary provisions in any Agreement. In the event of any such amendment to the Plan, the holder of any Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such Option, execute a conforming amendment in the form prescribed by the

Committee to the Agreement referred to in Section 6.F. within such reasonable time as the Committee shall specify in such request.

SECTION 10. EFFECTIVE DATE AND DURATION OF PLAN.

The Plan shall become effective upon approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a duly called and convened meeting of shareholders. If approval is obtained at the Annual Meeting of Shareholders in 1995, the Plan shall be effective on the date of the meeting and the first Options shall be granted on that date following the meeting. The last Options to be granted under the Plan shall be granted on the day of the Annual Meeting of Shareholders of the Corporation in the year 2004.

- - --------------------------------------------------------------------------------

      [COMERICA LOGO]
        Detroit, Michigan

      TRUSTEE AUTHORIZATION CARD FOR 1995 ANNUAL MEETING OF SHAREHOLDERS

      Pursuant to the Comerica Incorporated Preferred Savings Plan, the undersigned, a participant in the plan, hereby instructs Comerica Bank, as Trustee under the plan, to vote at the Annual Meeting of Shareholders to be held on May 19, 1995, and any adjournment of the meeting, all the shares of Comerica Incorporated Common Stock which the undersigned is entitled to direct the trustee to vote: (1) as designated with respect to the matters identified below, and (2) in the bank's discretion upon any other matters that may properly come before the meeting.

        1. ELECTION OF DIRECTORS          / / FOR all nominees listed below          / / WITHHOLD AUTHORITY to vote for all
                                            (except as marked to the contrary)                nominees listed below

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

              James F. Cordes            Patricia Shontz Longe
              Gerald V. MacDonald        Eugene A. Miller

      2. PROPOSAL TO APPROVE A STOCK OPTION PLAN FOR NON-EMPLOYEE
      DIRECTORS

                          / / FOR  / / AGAINST  / / ABSTAIN

      IF NO SPECIFIC DIRECTION IS GIVEN THE TRUSTEE SHALL VOTE FOR ALL THE
                                MATTERS LISTED.

                                                                         Dated: -----------------------------------------, 1995

                                                                         ------------------------------------------------------
                                                                         Signature

          PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.
- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

      [COMERICA LOGO]
        Detroit, Michigan

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Richard D. Rohr and David D. Joswick as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Comerica Incorporated held of record by the undersigned on March 22, 1995, at the annual meeting of shareholders to be held on May 19, 1995 and any adjournment of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting.
      --------------------------------------------------------------------

       1. ELECTION OF DIRECTORS          / / FOR all nominees listed below      / / WITHHOLD AUTHORITY to vote for
                                            (except as marked to the                all nominees listed below
                                         contrary)

        INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
        NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

              James F. Cordes            Patricia Shontz Longe
              Gerald V. MacDonald        Eugene A. Miller

        2. PROPOSAL TO APPROVE A STOCK OPTION PLAN FOR NON-EMPLOYEE
        DIRECTORS

                                        / / FOR           / / AGAINST         / / ABSTAIN



              PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING
- - --------------------------------------------------------------------------------

- - --------------------------------------------------------------------------------

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL THE MATTERS LISTED.

      Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. Please give full title when signing as attorney, executor, administrator, trustee or guardian. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                Dated:                 1995
                                                ----------------------,

                                                ----------------------------
                                                         Signature

                                                ----------------------------
                                                Signature (if held jointly)

                                                PLEASE SIGN, DATE AND RETURN
                                                         THIS PROXY
                                                PROMPTLY USING THE ENCLOSED
                                                         ENVELOPE.
- - --------------------------------------------------------------------------------

[LETTERHEAD OF COMERICA INCORPORATED]



April 14, 1995


Dear Shareholder:

Although you have not yet exchanged your shares of Manufacturers National Corporation Common Stock ("Manufacturers Stock") for shares of Comerica Incorporated Common Stock ("Comerica Stock"), you are entitled to vote your Manufacturers Stock at the Annual Meeting of Shareholders of Comerica Incorporated (the "Corporation") on May 19, 1995, or at any adjournment of the meeting. You may attend the meeting in person or use the enclosed proxy card to vote your Manufacturers Stock. For further information regarding the Annual Meeting and how to vote your shares, please see the enclosed proxy statement and proxy card.

The enclosed proxy card lists the number of shares of Manufacturers Stock that you held of record as of March 22, 1995. The actual number of shares that will be counted as your vote at the Annual Meeting will be the number on your proxy card adjusted to reflect the exchange rate of Manufacturers Stock for Comerica Stock and the January 4, 1993 Comercia stock split.

ON SEVERAL PREVIOUS OCCASIONS YOU WERE PROVIDED WITH A LETTER OF TRANSMITTAL TO BE USED TO EXCHANGE YOUR SHARES OF MANUFACTURERS STOCK FOR COMERICA STOCK. PLEASE FOLLOW THE INSTRUCTIONS ON THE LETTER OF TRANSMITTAL AND EXCHANGE YOUR MANUFACTURERS STOCK AS SOON AS POSSIBLE.

Dividends cannot be disbursed until your Manufacturers Stock has been exchanged, however, dividends will continue to accrue to your account and be reported to the Internal Revenue Service. You will be responsible for the payment of any taxes as if the dividends had been disbursed to you. Interest will not accrue or be paid with respect to these dividends.

Thank you for your continued interest in Comerica Incorporated.